TEXAS GAS TRANSMISSION, LLC ANNOUNCES FINAL RESULTS
                  OF TENDER OFFER FOR ITS 8.625% NOTES DUE 2004

Owensboro, Kentucky, June 19, 2003 - Texas Gas Transmission, LLC (formerly Texas Gas Transmission Corporation) (the "Company") announced today the final results of its tender offer for any and all $150 million in aggregate principal amount of its outstanding 8.625% notes due 2004 (CUSIP No. 882440 AQ 3), which expired at 12:00 midnight New York City time, on June 13, 2003.

Based on a final count by JPMorgan Chase Bank, the Depositary for the offer, a total of $132,715,000 in aggregate principal amount of the notes (88.5% of the aggregate principal amount of notes outstanding) were tendered and not withdrawn before 5:00 p.m. New York City time on May 22, 2003 (the "Early Tender Date"). No notes were tendered after the Early Tender Date. The total consideration per $1,000 principal amount of notes was $1,058.44, which included an early tender premium of $30 per $1,000 principal amount of notes, plus $13.66 of accrued and unpaid interest to May 28, 2003, the settlement date.

Lehman Brothers Inc. and Citigroup Global Markets Inc. served as Dealer Managers for the tender offer, and Innisfree M&A Incorporated served as the Information Agent.

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CONTACT:        Texas Gas Transmission, LLC
                Jamie L. Buskill, Chief Financial Officer
                Tel.: (270) 688-6390